                                                                   EXHIBIT 10.28

                        TERM LOAN AND SECURITY AGREEMENT


                                      AMONG


                            THE GYMBOREE CORPORATION
                                       AND
                          GYMBOREE MANUFACTURING, INC.,
                                  AS GUARANTORS


                         GYMBOREE LOGISTICS PARTNERSHIP,
                                   AS BORROWER


                                       AND


                    TRANSAMERICA BUSINESS CREDIT CORPORATION,
                                    AS LENDER


                         CLOSING DATE: DECEMBER 28, 1998


                     AGGREGATE PRINCIPAL AMOUNT: $12,000,000

                                TABLE OF CONTENTS
                                -----------------

1.  DEFINITIONS, TERMS AND REFERENCES........................................................1
        1.1.  CERTAIN DEFINITIONS............................................................1
        1.2.  USE OF DEFINED TERMS...........................................................7
        1.3.  ACCOUNTING TERMS...............................................................7
        1.4.  UCC TERMS......................................................................7
        1.5.  TERMINOLOGY....................................................................7
        1.6.  EXHIBITS.......................................................................7

2.  THE FINANCING............................................................................7
        2.1.  TERM LOAN FACILITY.............................................................7
        2.2.  AMORTIZATION...................................................................8
        2.3.  INTEREST.......................................................................8
        2.4.  TERM NOTES.....................................................................8
        2.5.  LATE CHARGE; LIQUIDATED DAMAGES................................................8
        2.6.  VOLUNTARY PREPAYMENT...........................................................9
        2.7.  NATURE OF CHARGES IMPOSED.....................................................10
        2.8.  SAVINGS CLAUSE................................................................10
        2.9.  CLOSING FEE...................................................................11
        2.10.  GUARANTY.....................................................................11

3.  SECURITY INTEREST -- COLLATERAL.........................................................16
        3.1.  REPRESENTATIONS AND WARRANTIES................................................16
        3.2.  PURCHASE MONEY LIENS; RELEASE PROVISION.......................................18

4.  GENERAL REPRESENTATIONS AND WARRANTIES..................................................19
        4.1.  EXISTENCE.....................................................................19
        4.2.  AUTHORITY.....................................................................19
        4.3.  NO MATERIAL LITIGATION........................................................19
        4.4.  PAYMENT OF TAXES..............................................................20
        4.5.  NO VIOLATIONS, GENERALLY......................................................20
        4.6.  POLLUTION AND ENVIRONMENTAL CONTROL...........................................20

5.  COVENANTS...............................................................................21
        5.1.  BOOKS AND RECORDS.............................................................21
        5.2.  PERIODIC FINANCIAL STATEMENTS.................................................21
        5.3.  ANNUAL FINANCIAL STATEMENTS...................................................21
        5.4.  COMPLIANCE CERTIFICATES.......................................................21
        5.5.  PAYMENT OF TAXES..............................................................21
        5.6.  MAINTENANCE OF INSURANCE......................................................22
        5.7.  PRESERVATION OF EXISTENCE.....................................................22

        5.8.  COMPLIANCE WITH LAWS..........................................................23
        5.9.  ENVIRONMENTAL LAW COMPLIANCE..................................................23
        5.10.  NOTICE OF LITIGATION; EVENTS OF DEFAULT, ETC.................................24
        5.11.  YEAR 2000 COMPLIANCE.........................................................24
        5.12.  INTERCOMPANY LEASE...........................................................25

6.  EVENTS OF DEFAULT.......................................................................25
        6.1.   TERM NOTES...................................................................25
        6.2.   OTHER OBLIGATIONS............................................................25
        6.3.   MISREPRESENTATIONS...........................................................25
        6.4.   COVENANTS....................................................................25
        6.5.   OTHER DEBTS..................................................................25
        6.6.   VOLUNTARY BANKRUPTCY.........................................................26
        6.7.   INVOLUNTARY BANKRUPTCY.......................................................26
        6.8.   JUDGMENTS....................................................................26
        6.9.   CHANGE OF CONTROL............................................................26
        6.10.  LOSS OF COLLATERAL...........................................................26
        6.11.  GUARANTOR....................................................................27
        6.12.  MATERIAL AGREEMENTS..........................................................27
        6.13.  MATERIAL ADVERSE EFFECT......................................................27
        6.14.  FINANCIAL DEFAULTS...........................................................27

7.  REMEDIES................................................................................28
        7.1.  ACCELERATION OF THE OBLIGATIONS...............................................28
        7.2.  REMEDIES OF A SECURED PARTY...................................................28
        7.3.  REPOSSESSION OF THE COLLATERAL................................................28
        7.4.  OTHER REMEDIES................................................................29
        7.5.  NOTICE TO GUARANTORS..........................................................29

8.  MISCELLANEOUS...........................................................................29
        8.1.  WAIVER........................................................................29
        8.2.  GOVERNING LAW.................................................................29
        8.3.  SURVIVAL......................................................................29
        8.4.  NO ASSIGNMENT BY EITHER GUARANTOR OR BORROWER; LENDER MAY ASSIGN..............30
        8.5.  COUNTERPARTS..................................................................30
        8.6.  REIMBURSEMENT.................................................................30
        8.7.  SUCCESSORS AND ASSIGNS........................................................30
        8.8.  SEVERABILITY..................................................................31
        8.9.  NOTICES.......................................................................31
        8.10.  ENTIRE AGREEMENT - AMENDMENT.................................................31
        8.11.  TIME OF THE ESSENCE..........................................................32
        8.12.  INTERPRETATION...............................................................32
        8.13.  LENDER NOT A JOINT VENTURER..................................................32

        8.14.  JURISDICTION.................................................................32
        8.15.  PAYMENT ON NON-BUSINESS DAYS.................................................32
        8.16.  WAIVER OF RIGHTS.............................................................33
        8.17.  CURE OF DEFAULTS BY LENDER...................................................33
        8.18.  RECITALS.....................................................................33
        8.19.  ATTORNEY-IN-FACT.............................................................33
        8.20.  SOLE BENEFIT.................................................................33
        8.21.  REMEDIES.....................................................................33
        8.22.  INDEMNITY....................................................................34
        8.23.  ACCEPTANCE...................................................................34

9.  CONDITIONS PRECEDENT....................................................................34

EXHIBITS

A - PERMITTED ENCUMBRANCES
B - SUBSIDIARIES
C - LITIGATION
D - FINANCIAL TEST COMPUTATIONS

                        TERM LOAN AND SECURITY AGREEMENT


        THIS TERM LOAN AND SECURITY AGREEMENT, made, entered into and effective as of the Closing Date (defined below), by and among THE GYMBOREE CORPORATION, a Delaware corporation ("Guarantor One"), GYMBOREE MANUFACTURING, INC., a California corporation ("Guarantor Two"; Guarantor One and Guarantor Two each, individually, a "Guarantor" and, collectively, the "Guarantors"), GYMBOREE LOGISTICS PARTNERSHIP, a California general partnership ("Borrower"), and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation ("Lender");


                              W I T N E S S E T H :

               WHEREAS, Borrower has applied to Lender for financing, in the form of two term loans, described more particularly below, to be secured by liens on, and security interests in, certain real property, machinery and equipment of Borrower and Guarantors, as likewise described more particularly below;

               WHEREAS, the making of such term loans by Lender to Borrower will inure to the direct and material benefit of Guarantor One as the owner, directly or indirectly, of all of the equity interests in Borrower, and to Guarantor Two as an affiliate of Guarantor One and Borrower who conducts its business as a common enterprise with Guarantor One and Borrower, and, to induce Lender to make such term loans to Borrower, Guarantors are willing to guaranty Borrower's payment and performance of its obligations to Lender; and

               WHEREAS, Lender has considered Borrower's request for such financing and is willing to extend such financing to Borrower for such purposes in accordance with the terms of this Agreement upon the execution of this Agreement by Borrower and Guarantors and, compliance by Borrower and Guarantors with all of the terms and provisions of this Agreement and fulfillment by Borrower and Guarantors of all conditions precedent to Lender's obligations herein contained;

               NOW, THEREFORE, in consideration of the foregoing premises, to induce Lender to extend the financing provided for herein, and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged by Guarantors and Borrower, Lender, Guarantors and Borrower agree as follows:

        1.  DEFINITIONS, TERMS AND REFERENCES.

        1.1. CERTAIN DEFINITIONS. In addition to such other terms as are elsewhere defined herein, as used in this Agreement and in any Exhibits, the following terms shall have the following meanings, unless the context requires otherwise:

        "Agreement" shall mean this Term Loan and Security Agreement, as amended or supplemented from time to time.

        "Applicable Rate" shall mean the Fixed Rate or the Default Rate, as made applicable to each Term Loan pursuant to Section 2.3 hereof.

        "Authorized Officer" shall mean (i) for Borrower, any partner and (ii) for each Guarantor, any officer, in each case authorized to execute the Loan Documents on behalf of such entity.

        "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended from time to time.

        "Borrower" shall have the meaning ascribed thereto in the initial recitals to this Agreement.

        "Business Day" shall mean a day on which Lender is open for the conduct of business at its offices in Atlanta, Georgia and Chicago, Illinois.

        "Closing Date" shall mean the date of this Agreement, as specified on the cover page of this Agreement.

        "Collateral" shall mean, collectively, the Equipment Collateral, the Real Estate Collateral and any and all other property of Borrower and each Guarantor described in Article 3, or any part thereof, or elsewhere herein or in any Loan Document, all as the context shall require, in which Lender has, or is to have, or hereafter may obtain, a security interest, lien or encumbrance pursuant thereto, as security for payment of the Obligations.

        "Compliance Certificate" shall mean a certificate of each Guarantor and Borrower executed by Authorized Officers of each Guarantor and Borrower, on each Guarantor's and Borrower's behalf, stating that no Event of Default or Default Condition has occurred or exists, or if an Event of Default or Default Condition has occurred or exists, specifying the nature and period of existence thereof and what action Guarantors and Borrower have taken or propose to take with respect thereto.

        "Contaminant" shall mean those substances which are regulated by or form the basis of liability under federal, state or local environmental, health and safety statutes or regulations including, without limitation, asbestos, polychlorinated biphenyls ("PCBs"), radioactive substances, petroleum, petroleum products, or any other material or substance which constitutes a material health, safety or environmental hazard to any Person or Property.

        "Default Condition" shall mean the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

        "Default Rate" shall mean, as to each Term Loan, that simple interest rate equal to four percent (4%) per annum in excess of the Fixed Rate applicable to such Term Loan.

        "Distribution Center" shall mean the warehouse and distribution center located at 2299 Kids Way, Dixon, California owned by Borrower and leased by it to Guarantor Two pursuant to the Intercompany Lease.

        "Environmental Claim" shall mean any notice of violation, claim, suit, demand, abatement or other order or direction (conditional or otherwise) by any Governmental Authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or non-accidental Releases) of, or exposure to, any Contaminant, odor or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, ground, surface water, groundwater or any surface) in, by, from, or related to any Property, (ii) the environmental aspects of the transportation, storage, treatment or disposal of materials, in connection with the operation of any Property or (iii) the violation, or alleged violation, of any statutes, ordinances, orders, rules, regulations, Permits, licenses, registrations or approvals of or from any Governmental Authority relating to environmental matters connected with any Property.

        "Environmental Laws" shall mean all laws, whether domestic or foreign, or federal, state , provincial or local, relating to the environmental, safety, health and the regulation of Contaminants, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.
Section 9601 et seq.), the Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499, 100 Stat. 163, the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws have been and hereafter may be amended or supplemented, and any analogous future federal, or present or future domestic or foreign state, provincial or local laws and all rules and regulations promulgated pursuant thereto.

        "Equipment Collateral" shall mean all equipment, machinery, furniture, furnishings and fixtures of Borrower and each Guarantor, at any time or from time to time located at, or used or useful in the operation of, the Distribution Center, together with any and all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions or proceeds from a voluntary or involuntary sale, liquidation or conversion of any of the foregoing; and all attachments, additions and accessions thereto, and any and all tools, repair parts and spare parts therefor; all whether now or hereafter existing.

        "Event of Default" shall mean any of the events or conditions described in Article 6, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

        "Fixed Rate," as of the Closing Date shall mean that interest rate determined by Lender to be equal to (i) the then prevailing yield to maturity of a U.S. Treasury Note having a term comparable to the term of the Term Note in question, as published in the "Treasury Notes, Bonds and Bills" section of The Wall Street Journal on or as of that date closest (but prior) to the Closing Date; plus (ii) three percent (3%) per annum.

        "GAAP" shall mean generally accepted accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors as in effect from time to time,
(b) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied and (c) applied on a basis consistent with prior periods.

        "Governmental Authority" shall mean any nation or government, federal, state, provincial, city, town, municipality, county, local or political subdivision thereof or thereto and any department, commission, instrumentality or agency exercising executive, legislative, judicial, regulatory or administrative functions on behalf thereof.

        "Guarantor" and "Guarantors" shall have the meanings ascribed thereto in the initial recitals to this Agreement.

        "Guarantor One" shall have the meaning ascribed thereto in the initial recitals to this Agreement.

        "Guarantor Two" shall have the meaning ascribed thereto in the initial recitals to this Agreement.

        "Headquarters" shall mean the principal place of business and chief executive office of Guarantors and Borrower, and the office where all books and records of Guarantors and Borrower are maintained, being 700 Airport Boulevard, Suite 200, Burlingame, California 94010-1912, together with any successor principal place of business and chief executive office as to which Guarantors and Borrower have complied with the provisions of Section
3.1(h).

        "Independent Accountants" shall mean any firm of independent certified public accountants selected by Guarantor and reasonably acceptable to Lender.

        "Intercompany Lease" that certain lease agreement, dated as of July 15, 1997, pursuant to which Borrower leases the Distribution Center and the Equipment Collateral to Guarantor Two, as amended or modified from time to time.

        "Lender" shall have the meaning ascribed thereto in the initial recitals to this Agreement. The term "Lender" shall also include any Participant to whom Lender shall assign, in whole or in part, its right, title and interest in and to the Obligations hereunder on or subsequent to the Closing Date.

        "Loan Documents" shall mean this Agreement, each Term Note, the Mortgage, each financing statement, and each and every other document, instrument, certificate and agreement executed and/or delivered by Borrower or either Guarantor in connection herewith, or any one, more, or all of the foregoing, all as the context shall require.

        "Material Adverse Change" shall mean (a) any change occurring in the business, operations, properties or condition (financial or otherwise) of Borrower or either Guarantor, which materially and adversely affects (i) the ability of Borrower or such Guarantor to own or operate all, or any material portion of, its assets or conduct its business as a going concern, (ii) the collateral value to Lender of the whole of, or any material portion of, any Collateral, or (iii) the ability of Borrower to pay the Obligations as and when due and payable or otherwise perform its obligations hereunder or under the other Loan Documents; or (iv) the ability of either Guarantor to perform its obligations to Lender under its guaranty of the Obligations set forth in Section
2.10 hereof or to otherwise perform its obligations hereunder or under the other Loan Documents; or (b) the failure or inability of Borrower or either Guarantor to pay or perform its obligations to its creditors generally.

        "Material Adverse Effect" shall mean an effect that has resulted in, will result in, or is reasonably likely to result in, a Material Adverse Change.

        "Material Agreements," in respect of Borrower and each Guarantor, shall mean all loan and other debt instruments and agreements; all management, employment and labor agreements; all real property leases; and any other agreements, not specified hereinabove, the loss, diminution or impairment of which would have, or would reasonably be expected to have, a Material Adverse Effect; in each case, to the extent such instruments or agreements are binding on Borrower or either Guarantor or any of their respective Property.

        "Mortgage" shall mean each mortgage, deed of trust or similar instrument pursuant to which Lender shall obtain a mortgage lien, security interest or security title on or in the right, title and interest of Borrower in and to the Distribution Center.

        "Obligations" shall mean and include any and all indebtedness, liabilities and obligations of Borrower or either Guarantor, and each of them, jointly and severally, to Lender arising hereunder or as a result hereof, whether evidenced by the Term Notes or otherwise, and any and all extensions or renewals thereof in whole or in part; together with any and all other indebtedness, liabilities and obligations of Borrower or either Guarantor, and each of them, jointly and severally, to Lender, whether existing as of the date hereof or hereafter arising, existing or incurred, whether under a loan, lease, line of credit, letter of credit or other type of financing, whether direct, indirect, absolute or contingent, as maker, endorser, guarantor, surety or otherwise, and whether evidenced by, arising out of, or relating to, a promissory note, bill of exchange, check, draft, bond, letter of credit, guaranty agreement or otherwise issued in favor of, or acquired by, Lender.

        "Participant" shall mean any Person to whom, now or hereafter, Lender sells a participation interest in, or makes an assignment of, its right, title or interest hereunder and in the Obligations (whether in whole or in part).

        "Permit" shall mean any permit, approval, authorization, license, variance, or permission required from a Governmental Authority having jurisdiction under an applicable Environmental Law.

        "Person" shall mean any individual, partnership, corporation, trust, unincorporated association, business trust, sole proprietorship, or joint venture, a government or any department, agency, political subdivision or instrumentality thereof, or any other entity or organization.

        "Property" or "Properties" shall mean any real or personal property owned, leased or operated by Borrower or either Guarantor.

        "Real Estate Collateral" shall mean all right, title and interest of Borrower as owner in fee simple of the Distribution Center, inclusive of all buildings and other improvements thereon and all appurtenances thereto.

        "Release" shall mean any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or into the air, soil, subsurface strata, surface water or groundwater.

        "Remedial Action" shall mean all actions required to (1) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (2) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or
(3) perform pre-remedial studies and investigations and post-remedial monitoring and care in respect of actions contemplated in the preceding clauses (1) and
(2), in each instance in compliance with Environmental Laws.

        "Subsidiary" shall mean, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

        "Term Loan" shall mean each term loan made by Lender to Borrower pursuant to Section 2.1 below. "Term Loans" shall refer, collectively, to all such loans from time to time outstanding.

        "Term Loan Facility" shall mean the term loan facility in the maximum amount of Twelve Million Dollars ($12,000,000) established by Lender in favor of Borrower pursuant to Section 2.1.

        "Term Note" shall mean each Term Promissory Note issued by Borrower to Lender to evidence its repayment obligations associated with a given Term Loan, together with any extensions or renewals thereof, in whole or in part.

        "UCC" shall mean the Uniform Commercial Code of Illinois, as in effect on the Closing Date.

        1.2. USE OF DEFINED TERMS. All terms defined in this Agreement and the Exhibits shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

        1.3. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP.

        1.4. UCC TERMS. The terms "equipment", "fixtures", "proceeds" and "products", as and when used in the Loan Documents, together with any other or similar terms not specifically defined herein but which are defined in the UCC shall have the same meanings as given to such terms therein.

        1.5. TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause, subclause of, or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions divisions of, or Exhibit to, another document or instrument.

        1.6. EXHIBITS. All Exhibits attached hereto are by reference made a part hereof as fully as if the contents thereof were set forth expressly herein.

        2.  THE FINANCING.

        2.1. TERM LOAN FACILITY. Lender hereby creates the Term Loan Facility in favor of Borrower so that Borrower may obtain two (2) Term Loans, as follows:
(i) a Term Loan of up to Three Million One Hundred Twenty-Five Thousand Dollars ($3,125,000) in principal amount (herein, sometimes called "Term Loan A"), and
(ii) a Term Loan of up to Eight Million Eight Hundred Seventy-Five Thousand Dollars ($8,875,000) in principal amount (herein, sometimes called "Term Loan B"). The Term Loans shall be cross-collateralized and cross-defaulted to and with the other until both Term Loans are fully paid and satisfied and this Agreement is terminated. Each Term Loan so obtained shall reduce, dollar-for-dollar, the amount which may be borrowed under the Term Loan Facility. Each Term Loan shall be disbursed in its entirety on the Closing Date. No amount of either Term Loan may be reborrowed once disbursed, notwithstanding its repayment.

        2.2. AMORTIZATION. The principal amount of each Term Loan, together with accrued interest thereon at the then Applicable Rate, shall be paid as follows:
(a) as to Term Loan A, in eighty-four (84) equal monthly installments of principal and interest in the amount prescribed in the amortization schedule attached to, and forming a part of, Term Note A, with payments commencing on February 1, 1999 and continuing on the first day of each month thereafter through January 1, 2006 provided that the final such payment shall, in any event, be in such amount as necessary to pay Term Loan A in full; and (b) as to Term Loan B, in one hundred nineteen (119) equal monthly installments of principal and interest, in the amount prescribed in the amortization schedule attached to and forming a part of Term Note B, with payments commencing on the February 1, 1999 and continuing on the first day of each month thereafter through December 1, 2008, followed by one (1) final, balloon payment, equal in amount to the unpaid principal balance of Term Note B, together with all accrued interest thereon, which shall be due and payable on January 1, 2009.

        2.3. INTEREST. (a) Each Term Note shall bear interest at the Fixed Rate; provided, however, that, notwithstanding the foregoing, however, from and after the occurrence of any Event of Default, and continuing for so long thereafter as such Event of Default shall be continuing, Lender shall have the right to increase the interest rate payable on each Term Note to the Default Rate applicable thereto upon giving Borrowers ten (10) calendar days' advance written notice thereof, and Borrowers shall be responsible for the payment of the additional interest resulting therefrom.

               (b) Interest shall be computed on the basis of a year consisting of twelve thirty day months. On January 1, 1999, Borrower shall make an interest only payment on each Term Note as to interest accrued for the period from the Closing Date through December 31, 1998. Thereafter, interest shall be paid as part of the combined monthly payments of principal and interest described in
Section 2.2.

        2.4. TERM NOTES. The indebtedness represented by each Term Loan shall be evidenced by a Term Note corresponding in principal amount thereto. Each Term Note shall be executed by Borrower and delivered to Lender on the closing date.

        2.5. LATE CHARGE; LIQUIDATED DAMAGES. If payment of any principal of, or interest on, any Term Note or any other sum payable hereunder or under any other Loan Document is not received within ten (10) calendar days after its due date, Lender shall have the right to impose a late charge relative to such payment in an amount equal to up to five percent (5%) of the amount of such past due payment, which charge, if imposed by Lender, shall be due and payable by Borrower immediately upon receipt of notice thereof. In connection with the foregoing, Borrower recognizes that any default in making, when due, any payment of principal or interest due under any Term Note or any other sum payable hereunder or under any other Loan Document, or the occurrence of any other Event of Default, will require Lender to incur additional expense in servicing and administering the Term Loans, in loss to Lender of the use of the money due and in frustration to Lender in meeting its other financial and loan commitments and that the damages caused thereby would be extremely difficult and impractical to ascertain. Borrowers agree that (a) an amount equal to the late charge described in the first sentence of this Section 2.5 plus the accrual of interest at the default rate of interest set forth in Section 2.3(f) hereof is a reasonable estimate of the damage to

Lender in the event of a late payment and (b) the accrual of interest at the default rate of interest set forth in Section 2.3(f) hereof is a reasonable estimate of the damages to Lender in the event of such other Event of Default, regardless of whether there has been acceleration of the Term Loans. Nothing herein shall be construed as an obligation on the part of Lender to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of Lender's right to compel prompt performance.

        2.6. VOLUNTARY PREPAYMENT. Provided that no Default Condition or Event of Default has occurred which is then continuing, the Term Notes may be prepaid, in whole or in part, by Borrowers at any time or from time to time after the third (3rd) anniversary of the Closing Date; provided, however, that (i) any such prepayment may be made only on a date on which a regularly scheduled payment of principal is to be made; (ii) as between Term Loans, the order of prepayment shall be, first, to Term Loan B, until it is paid in full; and then, to Term Loan A, until it is paid in full; and (iii) any such prepayment must be preceded by at least thirty (30) calendar days prior written notice thereof to Lender; and, provided, further, that, any such prepayment must be accompanied by the payment of all then accrued, but unpaid, interest on the principal amount to be prepaid and a prepayment premium, representing liquidated damages to Lender for the loss of its bargain and not a penalty, equal in amount to the product of
(A) the principal amount prepaid times (B) the applicable percentage described in the table below:



                                                               The
                                                               Applicable
           If Prepayment Occurs                                Percentage
           --------------------                                Shall Be
                                                               -----------
                                               Term Loan A     Term Loan B
                                               -----------     -----------
After 3rd Anniversary of Closing Date but on         3%              3%
or before 4th Anniversary of Closing Date

After 4th Anniversary of Closing Date but on         2%              2%
or before 6th Anniversary of Closing Date

After 6th Anniversary of Closing Date on or          1%              1%
before 7th Anniversary of Closing Date

After 7th Anniversary of Closing Date but on         N/A             1%
or before 9th Anniversary of Closing Date

After 9th Anniversary of Closing Date                N/A             0%

In the event that at any time hereafter, as a result of the occurrence and continuation of any Event of Default, payment of the Term Notes is accelerated by Lender in accordance with the provisions hereof or the provisions of any other Loan Documents, Borrower shall become obligated to pay Lender, in addition to any and all other sums payable hereunder, as liquidated damages for the loss of its bargain and not as a penalty, an amount equal to the then applicable amount of the prepayment premium described above which would have been due and payable to Lender on the date on which such acceleration occurs as if, on such date, the Term Notes then outstanding had been voluntarily prepaid in full, which sum shall be added to the Obligations and be due and payable in full automatically upon such acceleration occurring.

        2.7. NATURE OF CHARGES IMPOSED. Lender and Borrower hereby agree that
(i) the only charges imposed by Lender upon Borrower for the use of money in connection with the Term Loan Facility are and shall be accrued interest at the rates per annum expressed in Section 2.3 hereinabove and in each Term Note and
(ii) all other charges imposed by Lender upon Borrowers in connection with the Term Loan Facility, including, without limitation, the closing fee described in
Section 2.9, and any prepayment premium hereafter paid by Borrower pursuant to
Section 2.6, are and shall be deemed to be charges made to compensate Lender for underwriting and administrative services and costs, and other services and costs performed and incurred, and to be performed and incurred, by Lender in connection with the creation and administration of the Term Loan Facility, and shall under no circumstances be deemed to be charges for the use of money for purposes of Illinois law.

        2.8. SAVINGS CLAUSE. Notwithstanding the foregoing or any provision contained in this Agreement, any Term Note or any other Loan Document to the contrary, if at any time the amount of interest computed with respect to either Term Note on the basis of the Applicable Rate would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter, after taking into account, to the extent required by applicable law, any and all fees, payments, charges and calculations provided for in this Agreement or in any other agreement between Borrower and Lender (the "Maximum Legal Rate"), the interest payable under this Agreement shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in the Applicable Rate shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the Applicable Rate. No agreements, conditions, provisions or stipulations contained in this Agreement, any Term Note or any other Loan Document or default of Borrower, or the exercise by the Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other Loan Document, or arising of any contingency whatsoever, shall entitle Lender to collect, in any event, interest exceeding the Maximum Legal Rate and in no event shall Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such

Maximum Legal Rate. In the event any interest is charged in excess of the Maximum Legal Rate ("Excess Interest"), Borrower acknowledges and stipulates that any such charge shall be the result of an accidental and bona fide error, and such Excess Interest shall be, first, applied to reduce the principal then unpaid hereunder; second, applied to reduce any other Obligations, until paid in full; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the Maximum Legal Rate, such an unintentional result could inadvertently occur. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess Interest shall constitute the acceptance by the Borrower of such Excess Interest, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon the charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess Interest has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by the Lender in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement. The provisions of this Section shall be deemed to be incorporated into each and every Term Note and other Loan Document or communication relating to the Obligations which sets forth or prescribes any account, right or claim or alleged account, right or claim of the Lender with respect to Borrower (or any other obligor in respect of Obligations), whether or not any provision of this Section is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the liabilities and obligations of Borrower (or any other such obligor) asserted by the Lender thereunder, be automatically recomputed by Borrower or any other obligor, and by any court considering the same, to give effect to the adjustments or credits required by this Section. If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement or any other Loan Documents than is presently allowed by applicable state or federal law, then the limitation of interest under this Section shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to the Lender by reason thereof shall be payable upon demand.

        2.9. CLOSING FEE. Borrower shall pay to Lender on the Closing Date a closing fee of One Hundred Twenty Thousand Dollars ($120,000), which shall be fully earned on the Closing Date, and not subject to rebate or refund once paid by Borrower.

        2.10. GUARANTY. (a) THE GUARANTEE. To induce Lender to make the Term Loans to Borrower, Guarantors hereby, jointly and severally, guarantee to Lender and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations of Borrower to Lender (such Obligations herein called, collectively, the "Guaranteed Obligations"), in each case strictly in accordance with the terms hereof. Guarantors hereby further agree, jointly and severally, that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, Guarantors will promptly pay the same, upon demand, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

               (b) OBLIGATIONS UNCONDITIONAL. The obligations of each Guarantor hereunder are absolute, unconditional and irrevocable, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement, the Term Notes or any other Loan Document or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of each Guarantor hereunder shall be absolute, and unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of each Guarantor hereunder which shall remain absolute and unconditional as described above:

               (i) at any time or from time to time, without notice to Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

               (ii) any of the acts mentioned in any of the provisions of this Agreement or the Term Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

               (iii) the maturity of any of the Guaranteed Obligations shall be accelerated in accordance with the provisions of this Agreement or any other Loan Document, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Term Notes or any other Loan Document shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

               (iv) any lien or security interest granted to, or in favor of, Lender as security for any of the Guaranteed Obligations shall fail to be created or perfected.

Each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Lender exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Term Notes or any other Loan Document, or against any other Person under any other guaranty of, or security for, any of the Guaranteed Obligations.

The obligations of each Guarantor hereunder shall not be affected, modified or impaired by the occurrence of any of the following events, whether or not with notice to, or the consent of, such Guarantor: (i) the surrender, compromise, settlement, release or termination of any or all of the Guaranteed Obligations;
(ii) the failure to give notice to such Guarantor of the occurrence of any breach, default of event or default under the Guaranteed Obligations; (iii) any failure, omission, delay or lack on the part of Lender to enforce, assert or exercise any right, power or remedy conferred on Lender under the Guaranteed Obligations; (iv) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditor or adjustment of debts, or other similar proceedings affecting the Borrower or either Guarantor or any of the assets of any of them; (v) the release or discharge by operation of law of the Borrower from the payment, performance, satisfaction or discharge of any or all of the Guaranteed Obligations; (vi) the release or discharge by operation of law of either Guarantor from any or all of the obligations of either Guarantor hereunder; or (vii) the invalidity or unenforceability of any or all of the Guaranteed Obligations; or (viii) the release by Lender of the other Guarantor from its obligations hereunder.

The obligations of each Guarantor hereunder are independent of the Guaranteed Obligations. Each Guarantor agrees that Lender shall have the right to proceed against such Guarantor directly and independently of the Borrower and the other Guarantor. A separate action may be brought and prosecuted against each Guarantor whether or not an action is brought against the Borrower or the other Guarantor or the Borrower or the other Guarantor is joined in any such action. Each Guarantor authorizes Lender and the Borrower, without notice to, demand of, or consent from such Guarantor and without releasing or affecting such Guarantor's liability hereunder, from time to time to amend, modify, renew, extend, supplement or replace the Guaranteed Obligations or otherwise change the terms of the Guaranteed Obligations, to take and hold collateral or security for the Guaranteed Obligations, and to enforce, waive, surrender, impair, compromise or release any such collateral or security or any or all of the Guaranteed Obligations or any person or entity liable for any or all of the Guaranteed Obligations. Each Guarantor shall be and remain bound hereunder notwithstanding any such act or omission by the Borrower or Lender.

Each Guarantor waives all rights under section 2845 of the California Civil Code and waives the right, if any, to require Lender to proceed against the Borrower, to proceed against or exhaust any collateral or security held by Lender, or to pursue any other remedy in Lender's power. Lender shall have the right to exercise or enforce any right or remedy it may have against the Borrower or any collateral or security held by Lender. Each Guarantor waives all rights under section 2849 of the California Civil Code and waives the right, if any, to the benefit of, or to direct the application of, any collateral or security held by Lender. Each Guarantor waives any defense arising from any impairment of any Collateral or security for any or all of the Guaranteed Obligations. Each Guarantor waives (i) any defense arising out of any alteration of the original Guaranteed Obligations, (ii) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any collateral or security held by Lender, and (iii) any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation or reduction from any cause whatsoever of the liability of the Borrower other than full payment, performance, satisfaction and discharge of the Guaranteed Obligations. The cessation or reduction of the liability of the Borrower for any reason whatsoever (including, without limitation, section 580d of the California Code of Civil Procedure) other than full payment, performance, satisfaction and discharge of the Guaranteed

Obligations shall not release or affect in any way the liability of either Guarantor under this Guaranty.

EACH GUARANTOR HEREBY SPECIFICALLY AGREES THAT SUCH GUARANTOR SHALL NOT BE RELEASED FROM LIABILITY HEREUNDER BY ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY LENDER, BORROWER OR ANY OF THEIR RESPECTIVE AFFILIATES, EMPLOYEES, AGENTS OR REPRESENTATIVES, INCLUDING WITHOUT LIMITATION, A NON-JUDICIAL SALE OF COLLATERAL UNDER ANY SECURITY AGREEMENT, MORTGAGE OR DEED OF TRUST THAT WOULD AFFORD A BORROWER OR A GUARANTOR A DEFENSE BASED UPON THE LAWS (INCLUDING THE ANTI-DEFICIENCY LAWS) OF ANY STATE. EACH GUARANTOR EXPRESSLY WAIVES (i) ANY DEFENSE TO THE RECOVERY OF A DEFICIENCY AGAINST BORROWER OR A GUARANTOR HEREUNDER AFTER SUCH NON-JUDICIAL SALE, NOTWITHSTANDING THAT SUCH SALE MAY RESULT IN A LOSS BY A GUARANTOR OF THE RIGHT TO RECOVER FROM THE BORROWER OF ANY SUCH DEFICIENCY, (ii) ANY DEFENSE OR BENEFITS THAT MAY BE DERIVED FROM CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580(A), 580(D) OR 726, OR SIMILAR LAWS OF OTHER JURISDICTIONS, AND (iii) ALL SURETYSHIP DEFENSES THAT IT WOULD OTHERWISE HAVE UNDER THE LAWS OF ANY JURISDICTION. WITHOUT LIMITING THE FOREGOING, EACH GUARANTOR UNDERSTANDS THAT IN THE ABSENCE OF THE WAIVERS MADE HEREIN, INCLUDING THOSE MADE IN THIS PARAGRAPH, SUCH GUARANTOR MIGHT HAVE A DEFENSE AGAINST AN ACTION BY LENDER TO RECOVER A DEFICIENCY FROM SUCH GUARANTOR HEREUNDER FOLLOWING A NON-JUDICIAL FORECLOSURE SALE OF REAL PROPERTY OR OTHER COLLATERAL SECURING THE LOAN, AND EACH GUARANTOR IS SPECIFICALLY WAIVING THESE DEFENSES AND ALL OTHER DEFENSES. EACH GUARANTOR EXPRESSLY AGREES THAT SUCH GUARANTOR SHALL BE AND REMAIN LIABLE FOR ANY DEFICIENCY REMAINING AFTER FORECLOSURE OF ANY MORTGAGE OR SECURITY INTEREST SECURING ANY OF THE OBLIGATIONS, WHETHER OR NOT THE LIABILITY OF BORROWER WITH RESPECT TO ANY OF THE OBLIGATIONS FOR SUCH DEFICIENCY IS DISCHARGED PURSUANT TO STATUTE OR JUDICIAL DECISION.

               (c) REINSTATEMENT. The obligations of each Guarantor hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and Guarantors, jointly and severally, agree that they will indemnify Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

               (d) SUBROGATION. Each Guarantor hereby subordinates to the indefeasible payment in full of the Obligations all rights of subrogation or contribution against Borrower, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy
Code) or otherwise by reason of any payment by it pursuant to the provisions hereof and agrees that, unless and until the Obligations are indefeasibly paid in full, it will not exercise any such right.

               (e) REMEDIES. Each Guarantor agrees that, as between Guarantor and Lender, the Guaranteed Obligations may be declared to be forthwith due and payable as provided herein (and shall be deemed to have become automatically due and payable in the circumstances provided herein) for purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (whether or not due and payable by the Borrower) shall forthwith become due and payable by Guarantors for purposes hereof.

               (f) INSTRUMENT FOR THE PAYMENT OF MONEY. Each Guarantor hereby acknowledges that its guaranty herein constitutes an instrument for the payment of money.

               (g) CONTINUING GUARANTY. The guaranty set forth herein is a continuing guaranty, and shall apply to all Guaranteed Obligations, whenever and howsoever arising.

               (h) ACKNOWLEDGMENTS. Each Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of the Borrower and of all other circumstances bearing upon the risk of failure to pay, perform, satisfy or discharge any of the Guaranteed Obligations that diligent inquiry would reveal, and each Guarantor agrees that Lender has no duty to advise such Guarantor of information known to Lender regarding such condition or any such circumstance. Each Guarantor acknowledges that repeated and successive demands may be made and payments or performances required hereunder in response to such demands as and when, from time to time, the Borrower defaults in the payment performance, satisfaction or discharge of the Guaranteed Obligations. Notwithstanding any such payments and performances hereunder, each Guarantor's obligations hereunder shall remain in full force and effect and shall apply to any and all subsequent defaults by the Borrower. It is not necessary for Lender to inquire into the capacity, authority or powers of the Borrower or the partners, directors, officers, employees, agents or representatives acting or purporting to act on behalf of the Borrower, and all of the Guaranteed Obligations made or created in reliance upon the purported exercise of such powers shall be guaranteed hereunder.

               (i) REPRESENTATIONS. Each Guarantor represents and warrants to Lender as of the date hereof as follows: such Guarantor has received reasonably equivalent value in exchange for the execution, delivery and performance of this guaranty. Each Guarantor is solvent and will not become insolvent as a result of the execution, delivery or performance of this guaranty.

               (j) RIGHTS OF CONTRIBUTION. Guarantors hereby agree, as between themselves, that if any Guarantor shall become an "Excess Funding Guarantor" (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, the other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's "Pro Rata Share" (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the "Excess Payment" (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such

Guarantor under the other provisions of this Section 2.10 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all such obligations. For purposes hereof, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations, (iii) "Pro Rata Share" means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all assets of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all assets of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) of the Guarantors, determined as of the Closing Date.

               (k) GENERAL LIMITATION ON GUARANTEED OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of a Guarantor hereunder, after giving effect to the contribution rights provided in Section 2.10(j), would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability hereunder, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by any Guarantor, any Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

        30 SECURITY INTEREST -- COLLATERAL. As security for the payment of the Term Notes and all other Obligations, Borrower and each Guarantor hereby grant to Lender a first priority, continuing, general lien upon, security interest in, and security title to the Equipment Collateral owned by Borrower or such Guarantor, together with any and all products and proceeds of the foregoing, including, without limitation, insurance proceeds. The foregoing shall be in addition to, and be cumulative with, the Real Estate Collateral obtained by Lender pursuant to the Mortgage.

        3.1. REPRESENTATIONS AND WARRANTIES. With respect to the Collateral, Borrower and each Guarantor hereby represents, warrants and covenants to Lender as follows:

               (a) GOOD TITLE; NO EXISTING ENCUMBRANCES. Borrower or a Guarantor owns the Collateral free and clear of any prior security interest, lien or encumbrance thereon other than liens in favor of Lender and those liens listed on Exhibit A attached hereto and incorporated herein by reference (collectively, "Permitted Encumbrances"), and no financing statements, registration statements, certificates of title or other evidences of the grant of a security interest respecting the

Collateral exist on any public records as of the date hereof, other than any in favor of Lender and those evidencing Permitted Encumbrances.

               (b) RIGHT TO GRANT SECURITY INTEREST; NO FURTHER ENCUMBRANCES. Borrower and each Guarantor has the right to grant the security interest in the Collateral prescribed hereinabove in this Article 3; Borrower or a Guarantor will pay all sales, use, franchise and other taxes and other charges against the Collateral; neither Borrower nor either Guarantor will use the Collateral illegally or allow the Collateral to be encumbered except for the security interest in favor of Lender granted herein and except for any Permitted Encumbrances (as described in Section 3.1(a)).

               (c) CONDITION OF COLLATERAL; CASUALTY. All Equipment Collateral is in good working order and repair as of the Closing Date. Borrower and each Guarantor will maintain the Equipment Collateral in good working order and repair subsequent to the Closing Date, ordinary wear and tear excepted, and subject to Borrower's right to replace Equipment Collateral as provided in
Section 3.1(d) hereof. Borrower and each Guarantor further will take such actions subsequent to the Closing Date as may be necessary to keep any manufacturer's warranty in effect with respect to the Equipment Collateral. Borrower and each Guarantor further will promptly report to Lender any material loss, damage, theft or other casualty to any Equipment Collateral, and whether Borrower or Guarantor has repaired (or caused to be repaired) or replaced, or intends to repair (or cause to be repaired) or replace, such Equipment Collateral.

               (d) NO SALE OF COLLATERAL. Neither Borrower nor either Guarantor will sell, assign, lease, license, exchange, mortgage, encumber, hypothecate, grant a security interest in, or otherwise dispose of its right, title or interest in any of the Collateral, without in each case first obtaining the prior written consent of Lender thereto; provided, however, that (i) Borrower may obtain purchase money financing of equipment purchases secured by liens on such equipment to the extent permitted pursuant to Section 3.2, (ii) Borrower may replace Collateral consisting of obsolete or worn out equipment and machinery in the ordinary course of its business and consistent with past practice so long as (x) the replacement Collateral has a value equal to or greater than that of the Collateral being replaced, and (y) Lender has a perfected first priority security interest in the replacement Collateral, subject to no other security interests, liens or encumbrances and (iii) so long as no Default Condition or Event of Default has occurred and is continuing, Borrower may dispose of obsolete or worn out equipment and machinery in the ordinary course of its business and consistent with past practice without replacing same so long as the aggregate value of equipment so disposed of in any calendar year does not exceed Twenty-Five Thousand Dollars ($25,000).

               (e) WAIVERS. Borrower and Guarantors agree to obtain, on Lender's behalf, such waivers or consents from third parties, including, without limitation, any lessor, licensor, operator, servicer or vendor, as Lender may reasonably request at any time, in order to assure Lender in regard to the perfection and priority of its security interest in, and ability to realize on, any Collateral.

               (f) FURTHER ASSURANCES. Borrower and each Guarantor further shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to Lender any instrument, invoice, registration certificate, certificate of title, application, document, document of title, dock warrant, dock receipt, warehouse receipt, bill of lading, order, financing statement, assignment, waiver, consent or other writing which may be necessary to Lender to carry out the terms of this Agreement and any of the other Loan Documents and to perfect its security interest in and facilitate its realization on the Collateral. Borrower and each Guarantor shall perform or cause to be performed such acts as Lender may reasonably request to establish and maintain for Lender a valid and perfected first priority security interest in the Collateral, free and clear of any liens, encumbrances or security interests other than in favor of Lender and other than Permitted Encumbrances.

               (g) RIGHT TO INSPECT. Lender or any Participant shall have the right to call at the Headquarters or the Distribution Center at any reasonable time, and, without hindrance or delay, inspect, audit and check the Collateral and make extracts from each Guarantor's and Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to the transactions contemplated herein and to the Collateral. As long as no Default Condition or Event of Default has occurred and is continuing, Lender shall give Borrower three (3) days advance notice of any such visit. No notice of any such visit shall be required at any time when a Default Condition or Event of Default has occurred and is continuing.

               (h) CHANGE OF NAME. Borrower and each Guarantor hereby acknowledges and agrees that if, at any time hereafter, Borrower or either Guarantor elects to move its chief executive office and principal place of business from the Headquarters, or elects to change its name, identity or its organization structure, Borrower or such Guarantor will notify Lender in writing at least thirty (30) days prior thereto (provided that the foregoing shall not be deemed a consent to any action otherwise prohibited by the terms of this Agreement or any of the other Loan Documents) and execute (or cause to be executed) such financing statements, or amendments thereto, or other documents as Lender then may require in response to such changed condition in accordance with Sections 3.1(e) and 3.1(f).

               (i) CHANGE OF LOCATION. Borrower and each Guarantor further agree not to remove any Collateral from the Distribution Center to any other location.

        3.2. PURCHASE MONEY LIENS; RELEASE PROVISION. Notwithstanding anything contained herein to the contrary, Borrower may permit purchase money liens to be placed on items of equipment acquired by it after the Closing Date if and to the extent that (i) at the time of the incurrence of any indebtedness to be secured by such lien, no Default Condition or Event of Default shall have occurred and be continuing, (ii) the aggregate amount of such purchase money indebtedness incurred during the term of this Agreement, together with the cost of all items of equipment purchased by Borrower with cash as to which Borrower has requested releases pursuant to the next sentence hereof, shall not exceed $500,000, and
(iii) each item of equipment shall secure only the indebtedness incurred to purchase such item, shall be readily distinguishable (by using serial numbers and other identification) from the other Equipment Collateral and shall not serve as a replacement for any item of Equipment Collateral existing on the Closing Date or acquired thereafter. Upon Borrower's written request, (i) Lender shall release its security interest in any item of equipment financed with purchase money financing as to which all of the conditions set forth in the preceding sentence have been satisfied and (ii) Lender shall release its security interest in any item of equipment purchased by Borrower after the Closing Date with cash if and to the extent that (A) no Default Condition or Event of Default shall have occurred and be continuing, (B) the aggregate amount of all purchase money indebtedness as described in the preceding sentence and the cost of equipment purchased by Borrower with cash and requested to be released hereby during the term of this Agreement shall not exceed Five Hundred Thousand Dollars ($500,000), and (iii) each item of equipment requested to be released hereby shall be readily distinguishable (by using serial numbers and other identification) and shall not serve as a replacement for any item of Equipment Collateral existing on the Closing Date or acquired thereafter.

        40 GENERAL REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement, each Guarantor and Borrower hereby represents and warrants to Lender as set forth in Sections 4.1 through 4.6, inclusive.

        4.1. EXISTENCE. Borrower is a general partnership duly organized, validly existing and in good standing under the laws of the State of California. Guarantor One is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing under the laws of the State of California. Guarantor Two is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The principal place of business and chief executive office of each Guarantor and Borrower is located at the Headquarters. Borrower and Guarantors keep their books and records concerning the Collateral at the Headquarters. Borrower has no Subsidiaries. Guarantor One has only those Subsidiaries listed on Exhibit B attached hereto and incorporated herein by reference. Guarantor Two has no Subsidiaries.

        4.2. AUTHORITY. Each Guarantor and Borrower has the power to make, deliver and perform under this Agreement, the Term Notes and the other Loan Documents to which it is party, and, in the case of Borrower, to borrow hereunder, and has taken all necessary and appropriate legal action to authorize the execution, delivery and performance of all such Loan Documents. This Agreement constitutes, and the Term Notes and the remainder of the Loan Documents to which each is party, when executed and delivered by a Guarantor or Borrower for value received, will constitute, the valid obligations of such Guarantor and Borrower, legally binding upon each of them and enforceable against each of them in accordance with their respective terms, to the extent that each is party thereto. The Persons whose names are inscribed below are Authorized Officers of Guarantors and Borrower duly authorized and empowered to execute, attest and deliver this Agreement, the Term Notes and the remainder of the Loan Documents to which each is party, for and on behalf of Guarantors and Borrower, and to bind Guarantors and Borrower accordingly thereby.

        4.3. NO MATERIAL LITIGATION. Except as set forth on Exhibit C attached hereto and incorporated herein by reference, there are no proceedings pending or, so far as either Guarantor or Borrower knows, threatened, against either Guarantor or Borrower, before any court, arbitration panel or administrative agency, no material disputes with any contract party and no pending or threatened labor action which, in each case, if decided adversely to either Guarantor or Borrower, would have a Material Adverse Effect.

        4.4. PAYMENT OF TAXES. Each Guarantor and Borrower has filed or caused to be filed any federal income tax returns required to be filed by it, and all other tax returns required to be filed by it, and has paid all taxes shown to be due and payable by it on said returns or on any assessments made against it. Neither of Guarantors nor Borrower has participated in any "prohibited transaction" (as defined in Section 4975 of the Internal Revenue Code of 1986) that could subject either Guarantor or Borrower to any tax or penalty.

        4.5. NO VIOLATIONS, GENERALLY. The execution, delivery and performance by each Guarantor and Borrower of this Agreement, the Term Notes and the other Loan Documents to which each is party do not and will not require any consent or approval of any Person, except to the extent obtained by a Guarantor or Borrower on or prior to the Closing Date; or violate either Guarantor's certificate of incorporation or bylaws or Borrower's partnership agreement or any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to either Guarantor or Borrower; or result in a breach of or constitute a default under any agreement that is material to either Guarantor's or Borrower's business; and, to the best of each Guarantor's and Borrower's knowledge following diligent inquiry, neither of Guarantors nor Borrower is in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or material agreement.

        4.6.  POLLUTION AND ENVIRONMENTAL CONTROL.

        (a) To the best knowledge of Guarantors and Borrower after due inquiry, the business operations of each Guarantor and Borrower comply in all material respects with all applicable Environmental Laws; each Guarantor and Borrower has obtained all environmental, health and safety Permits necessary for the operation of such Guarantor's and Borrower's businesses; and all such permits are valid, and in good standing and Guarantors and Borrower are in compliance in all material respects with all terms and conditions of such Permits.

        (b) Further, to the best knowledge of Guarantors and Borrower after due inquiry, (i) neither of Guarantors nor Borrower is subject to any outstanding written order or agreement with any Governmental Authority or with any private Person with respect to (A) any Environmental Laws, (B) any Remedial Actions, or
(C) any Environmental Claims arising from the Release of a Contaminant into the environment with respect to the Distribution Center; (iii) none of the operations of either Guarantor or Borrower at the Distribution Center is subject to any judicial or administration proceeding alleging a violation of any Environmental Law; (iv) none of the operations of either Guarantor or Borrower is the subject of any federal or state investigation evaluating whether any Remedial Action is needed to respond to a Release of any Contaminant into the environment under any applicable law; (v) neither of Guarantors or Borrower nor any predecessor of either Guarantor or Borrower has filed any notice under any federal or state law indicating past or present treatment, storage, or disposal of a hazardous waste or reporting a spill or Release of a Contaminant into the environment under any applicable law; (vi) neither of Guarantors nor Borrower has any contingent liability in connection with any Release of any Contaminant into the environment; (vii) neither of Guarantors' nor Borrower's business operations involve the generation, transportation, treatment or disposal of any hazardous waste, as defined under 40 C.F.R.

Parts 260-270 or any state equivalent (other than any done in compliance with all Environmental Laws); (viii) neither of Guarantors nor Borrower has disposed of any Contaminant by placing it in or on the ground, groundwater or surface water, and, with regard to the Distribution Center, neither has any lessee, prior owner, or other Person; and (ix) no Lien in favor of any Governmental Authority for (A) any liability under Environmental Laws or regulations, or (B) damages arising from or costs incurred by such governmental authority in response to a Release of a Contaminant into the environment has been filed or attached to any Property.

        50 COVENANTS. Guarantors and Borrower agree that, so long as any Obligations are outstanding and this Agreement has not been terminated in writing by Lender, each Guarantor and Borrower will comply with the following covenants:

        5.1. BOOKS AND RECORDS. Guarantors and Borrower shall maintain, at all times, true and complete books, records and accounts in which true and correct entries are made of their transactions in accordance with GAAP.

        5.2. PERIODIC FINANCIAL STATEMENTS. Guarantors and Borrower shall, as soon as practicable, and in any event within sixty (60) days after the end of each fiscal quarter, furnish (or cause to be furnished) to Lender and each Participant unaudited financial statements of Guarantor One and its consolidated Subsidiaries, including, in each instance, balance sheets, income statements and cash flow statements, on a consolidated and consolidating basis, as of and for the quarterly period then ended and for their fiscal year to date, prepared in accordance with GAAP, certified as to truth and accuracy by Authorized Officers of Guarantor One and Borrower, together with a copy of Guarantor One's 10-Q quarterly report filed with the Securities and Exchange Commission incorporating such financial statements.

        5.3. ANNUAL FINANCIAL STATEMENTS. Guarantors and Borrower shall, as soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, furnish (or cause to be furnished) to Lender and each Participant annual financial statements of Guarantor One and its consolidated Subsidiaries, including, in each instance, balance sheets, income statements and cash flow statements for the fiscal year then ended, on a consolidated and consolidating basis, which have been audited by Guarantor One's Independent Accountants, together with a copy of Guarantor One's 10-K annual report filed with the Securities and Exchange Commission incorporating such financial statements.

        5.4. COMPLIANCE CERTIFICATES. Together with each of the financial statements described in Sections 5.2 and 5.3 above, and more frequently, if requested by Lender, Guarantors and Borrower shall deliver a Compliance Certificate and a covenant compliance worksheet to Lender, including calculations of the financial tests set forth in Section 6.14, each signed by Authorized Officers of Guarantors and Borrower.

        5.5. PAYMENT OF TAXES. Each Guarantor and Borrower shall pay and discharge all taxes, assessments and governmental charges pertaining to Collateral, and the Distribution Center and all other material taxes, assessments and governmental charges upon each of them, their respective income and properties prior to the date on which penalties attach thereto, unless and to the extent only that (i) such taxes, assessments and governmental charges are being contested in good faith and by appropriate proceedings by Borrower and (ii) the applicable Guarantor or Borrower maintains reasonable reserves on its books therefor.

        5.6. MAINTENANCE OF INSURANCE. Guarantors and Borrower shall insure the Collateral against fire, theft and such other risks (including, but not limited to boiler and machinery) as Lender shall require from time to time at the full replacement cost thereof, and maintain at least six (6) months of business interruption or loss of rental income insurance, with Lender shown by endorsement and named on a certificate of insurance as loss payee, additional insured and mortgagee thereof, with responsible insurance companies rated "A-" or better by A.M. Best Company. As to other Properties and risks, including, without limitation, liability coverage, Guarantors and Borrower shall maintain such insurance, with such insurers (having the minimum qualifications described above) on such Properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity; provided that such insurance shall not be less, in terms of insurers, amounts, coverages or limitations, than the insurance being maintained by Guarantors and Borrower on the Closing Date; and, provided, further, that such insurance shall include, in any event, at all times, comprehensive general liability (inclusive of products liability coverage), in aggregate combined single limit coverage acceptable to Lender; and, provided, further, that Lender shall be shown by endorsement and named on a certificate of insurance as "additional insured" thereon and with breach of warranty endorsement favoring Lender. All such insurance in existence on the Closing Date shall not be cancellable or modifiable by Guarantors or Borrower, thereafter, unless with the prior written consent of Lender, or by Guarantors' or Borrower's insurer, unless with at least thirty (30) days advance written notice to Lender thereof (except as may be necessary to bring such insurance into compliance herewith from time to time). Guarantors and Borrower shall file with Lender on the Closing Date and at least annually thereafter or, at Lender's request at any time from and after the occurrence of, and during the continuance of, any Event of Default, upon its request, an insurer's certificate evidencing Guarantors' and Borrower's compliance with the requirements of this Section 5.6. All casualty insurance proceeds paid with respect to the Collateral shall, after deduction of reasonable expenses of Lender actually incurred in collecting such proceeds (if any), at Lender's option be (i) applied (upon compliance with such terms and conditions as may be required by Lender) to repair or restoration, either partly or entirely, of the Collateral or (ii) applied to the payment of the Obligations in such order and manner as Lender may elect, whether or not due. In the event that, notwithstanding the foregoing, Borrower or either Guarantor receives any such insurance proceeds directly or that a check for such proceeds is made payable to Borrower or a Guarantor and Lender jointly, Borrower or such Guarantor shall take all actions necessary to convey such proceeds to Lender. In the event that pursuant hereto such proceeds are to be used for repair or restoration of the Collateral, at its option, Lender will either release such proceeds directly to Borrower or use such proceeds to pay directly invoices for repair or restoration work, in each case upon compliance with such terms and conditions as it may require.

        5.7. PRESERVATION OF EXISTENCE. Each Guarantor and Borrower shall preserve and maintain its existence, rights, franchises and privileges, in each local jurisdiction in which the Distribution Center exists and in each other jurisdiction where the nature of the business conducted therein or the location of any Property therein requires that such rights, franchises and privileges be preserved and maintained; and obtain and maintain for itself all Permits, licenses, certificates of convenience and necessity, operating rights, authorizations and consents as shall be necessary or advisable to permit it to continue to operate its business in the manner contemplated to be conducted by it on the Closing Date.

        5.8. COMPLIANCE WITH LAWS. Each Guarantor and Borrower shall comply with the requirements of all applicable laws, rules, regulations, permits, hearings, approvals and clearances and orders of any Governmental Authority, including particularly, but without limitation, in respect of Environmental Laws.

        5.9.  ENVIRONMENTAL LAW COMPLIANCE.

               (a) On or before the Closing Date, Borrower will provide Lender with the environmental assessment described in Section 9(g)(7) below together with copies of any environmental assessments or similar reports made by or on behalf of Borrower with respect to any of the Real Estate Collateral within the preceding five (5) years (if any); and, subsequent to the Closing Date, Borrower will provide Lender with copies of any such assessments or reports thereafter made by or on behalf of Borrower with respect to any location where Collateral is located, promptly as and when made or received by Borrower, but not later than thirty (30) days thereafter.

               (b) Each Guarantor and Borrower will notify Lender in writing of any Environmental Claim as to which a Guarantor or Borrower is reasonably likely to have liability in excess of Fifty Thousand Dollars ($50,000) or any accusation or allegations which may give rise to such an Environmental Claim hereafter made against it or received by it within fifteen (15) days after it first obtains knowledge or notice thereof. Each such notice to Lender shall include a copy of any claim, citation, order, notice or other communication (to the extent in writing) received by a Guarantor or Borrower from the person making such Environmental Claim, allegation or accusation, a description of the nature of such Environmental Claim, allegation or accusation, the name of the Person making such Environmental Claim, allegation or accusation; such Guarantor's or Borrower's anticipated defense to such Environmental Claim, allegation or accusation or the action such Guarantor or Borrower proposes to take in respect of such Environmental Claim, allegation or accusation and the anticipated costs to be incurred by such Guarantor or Borrower in connection with such Environmental Claim, allegation or accusation (including, with limitation, that amount of any anticipated damages, the costs of defending such Environmental Claims and the costs of any cleanup or corrective action).

               (c) In addition, each Guarantor and Borrower will promptly notify Lender of any Release with regard to any Property if such Release would or would reasonably be expected to have a Material Adverse Effect or of material change in the nature or extent of any Contaminants used, transported or stored by either Guarantor or Borrower or any Subsidiary, and allow no material change in the use thereof or either Guarantor's or Borrower's or any Subsidiary's operations that would increase in any material amount the risk of violation of the Environmental Laws without the express prior written approval of Lender.

               (d) Guarantors and Borrower, jointly and severally, further agree to indemnify and hold Lender, each Participant and the officers, directors, agents, employees, affiliates and representatives of Lender and each Participant (individually an "Indemnified Party" and collectively the "Indemnified Parties") harmless from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, costs (including necessary and actual clean-up and response costs), judgments, and expenses (including reasonable attorneys' fees and any consultants' or other experts' fees and expenses) of every kind and nature suffered by or asserted against any Indemnified Party (i) under or on account of the Environmental Laws, including, without limitation, as a result of the past, present or future institution of any suits, claims, actions, or proceedings by any person against Borrower, either Guarantor or Lender in respect of any alleged violation of the Environmental Laws by Borrower, either Guarantor or Borrower's or either Guarantor's use, storage or disposition of Contaminants,
(ii) with respect to any past, present or future Release of Contaminants affecting any Property, whether or not the same originates or emanates from any Property or any contiguous real estate, (iii) with respect to any other past, present, or future matters affecting any Property within the jurisdiction of any Governmental Authority administering the Environmental Laws or (iv) with respect to any past, present or future requirement under the Environmental Laws which requires the elimination or removal of any Contaminants or other substances regulated pursuant to any Environmental Laws, rules, or regulations of any Governmental Authority having jurisdiction over Borrower or either Guarantor, whether attributable to events occurring before or after the Closing Date. Any payments required to be made hereunder shall be due and payable on demand.

               (e) The agreements contained in this Section shall survive the termination of this Agreement and shall continue in full force and effect for so long as the prospect of any loss or liability covered by the indemnity contained in such clause (d) above exists.

        5.10. NOTICE OF LITIGATION; EVENTS OF DEFAULT, ETC. Promptly, after receipt of notice or knowledge thereof, but not later than ten (10) days thereafter, each Guarantor and Borrower will report to Lender: (i) any lawsuit or administrative proceeding or arbitration proceeding in which Borrower or either Guarantor is a defendant wherein the amount of damages claimed against Borrower or either Guarantor exceeds One Hundred Thousand Dollars ($100,000) or in which the validity of this Agreement or any Loan Document or any action taken or to be taken pursuant hereto or thereto is questioned; (ii) any strike, walkout, lockout or other related legal action, whether pending or threatened pertaining to Borrower or either Guarantor which could have a Material Adverse Effect; (iii) the existence and nature of any Default Condition or Event of Default; and (iv) any Environmental Claim or an accusation or allegation which may give rise to an Environmental Claim hereafter made against Borrower or either Guarantor, or received by Borrower or either Guarantor or of which it obtains knowledge, whether or not made against it, which either (A) relates to the Distribution Center or (B) could reasonably be expected to result in liability to Borrower or a Guarantor in excess of One Hundred Thousand Dollars ($100,000).

        5.11. YEAR 2000 COMPLIANCE. Each Guarantor and Borrower shall take all actions necessary or advisable to assure that its business operations will handle date information involving any and all dates before, during and after January 1, 2000, including, accepting and storing input, providing output and performing date calculations, without any change in performance or realiability from that existing on the Closing Date for dates shorter than January 1, 2000.

        5.12. INTERCOMPANY LEASE. Guarantor Two and Borrower shall keep the Intercompany Lease in effect at all times until the Obligations have been paid in full and shall not, amend or modify in any material respect, or terminate, or acquiesce in any amendment or modification in a material respect, or termination of, the Intercompany Lease without Lender's prior written consent.

        6. EVENTS OF DEFAULT. The occurrence of any events or conditions shall constitute an Event of Default hereunder, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

        6.1. TERM NOTES. Borrower or a Guarantor shall fail to make any payments of principal of, or interest on, either Term Note, within ten (10) calendar days after the same shall become due and payable.

        6.2. OTHER OBLIGATIONS. Borrower or a Guarantor shall fail to pay any Obligations (other than as evidenced by the Term Notes) to Lender, within ten
(10) calendar days after the same shall become due and payable (unless a longer or shorter grace period is provided therefor in any document, instrument or agreement evidencing, pertaining to or securing the repayment of such other Obligations, in which event such other grace period shall apply).

        6.3. MISREPRESENTATIONS. Borrower or a Guarantor shall make any representation or warranty, respectively, in this Agreement or any of the Loan Documents or in any certificate or statement furnished at any time hereunder or in connection with this Agreement or any of the Loan Documents which proves to have been untrue or misleading in any material respect when made or furnished.

        6.4. COVENANTS. Borrower or a Guarantor shall default in the observance or performance of any covenant or agreement contained in Section 5; or Borrower or a Guarantor shall default in the observance or performance of any other covenant or agreement contained in this Agreement or any of the Loan Documents, except for any default of the types described in Sections 6.1, 6.2 or 6.3 above, and such default shall continue for a period of thirty (30) calendar days from the date of receipt by Borrower or a Guarantor of written notice from Lender specifying such default (unless a longer or shorter cure period is provided therefor in any such Loan Document, in which case such other grace period shall apply), without such default being waived or cured.

        6.5. OTHER DEBTS. Borrower or a Guarantor shall default under any agreement for indebtedness in excess of Two Hundred Fifty Thousand Dollars ($250,000) under which it is a borrower or guarantor if such default (i) consists of the failure to pay any debt when due or to perform any other obligation thereunder, (ii) gives the holder of the debt the right to accelerate the debt and (iii) the holder has accelerated the debt and commenced the exercise of remedies.

        6.6. VOLUNTARY BANKRUPTCY. Borrower or a Guarantor shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal, or foreign, now or hereafter existing; or Borrower or a Guarantor shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; or Borrower or a Guarantor shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee for all or a substantial part of its property; or Borrower or a Guarantor shall make an assignment for the benefit of creditors; or Borrower or a Guarantor shall be unable or shall fail to pay its debts generally as such debts become due; or Borrower or a Guarantor shall admit, in writing, its inability or failure to pay its debts generally as such debts become due.

        6.7. INVOLUNTARY BANKRUPTCY. There shall have been filed against Borrower or a Guarantor an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing; or Borrower or a Guarantor shall suffer or permit the involuntary appointment of a receiver, custodian or trustee or for all or a substantial part of its property; or Borrower or a Guarantor shall suffer or permit the issuance of a warrant of attachment, execution or similar process against all or any substantial part of its property; unless, in each such case, such petition, appointment or process is fully bonded against, vacated or dismissed within sixty (60) days from its effective date, but not later than ten
(10) days prior to any proposed disposition of any assets pursuant to any such proceeding.

        6.8. JUDGMENTS. If one or more final, nonappealable judgments or decrees in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall be entered against Borrower or a Guarantor and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within forty-five (45) days from the date such judgment becomes nonappealable.

        6.9. CHANGE OF CONTROL. If: (i) except as and to the extent consented to by Lender in writing, Guarantor One shall cease to own, directly or indirectly, all of the issued and outstanding equity interests of Borrower and Guarantor Two; or (ii) except as and to the extent consented to by Lender in writing, either Guarantor or Borrower shall merge with, or consolidate into, any other corporation, partnership, company or other entity (except for a merger of Borrower or Guarantor Two into Guarantor One if Guarantor One is the surviving corporation); or (iii) either Guarantor or Borrower shall sell all, or substantially all, of its assets.

        6.10. LOSS OF COLLATERAL. If all or any material portion of the
Collateral: (i) suffers any loss, damage, theft or other casualty, in a single occurrence or series of related occurrences not fully covered by insurance as prescribed in Section 5.6 (provided that Borrower shall have the right to cure one such loss in an amount not in excess of $250,000 by either prepaying the Term Loans, together with any applicable prepayment premium pursuant to Section
2.6 hereof, in such amount as Lender determines to be necessary in connection with such loss or providing to Lender substitute collateral satisfactory to Lender in all respects in which Lender shall have a first priority security interest); or (ii) becomes subject to any lien, claim or encumbrance not being contested, in good faith, and, in any event, removed within ninety (90) days of its imposition; or (iii) is made the subject of any proceeding in which the existence, scope, coverage, or priority of the security interest of Lender therein is disputed by the Borrower or Guarantor.

        6.11. GUARANTOR. If either Guarantor shall default in its observance or performance of any term of its guaranty of the Obligations set forth in Section
2.10 hereof.

        6.12. MATERIAL AGREEMENTS. If (a) Borrower or Guarantor Two shall default in the payment or performance of the Intercompany Lease or (b) Borrower or a Guarantor shall default in the payment or performance of any Material Agreement (other than the Intercompany Lease) which default described in this clause (b) entitles the other party or parties thereto to terminate or repudiate such contract.

        6.13. MATERIAL ADVERSE EFFECT. The occurrence of any Material Adverse Effect.

        6.14.  FINANCIAL DEFAULTS.

               (a) If Guarantor One's Net Worth (as defined below and measured quarterly) shall be less than: (i) $155,000,000 at any time from the Closing Date through January 31, 2000, (ii) $160,000,000, at any time from February 1, 2000 through January 31, 2001 or (iii) $175,000,000 at any time from and after January 31, 2001.

               (b) If Guarantor One's Fixed Charge Coverage Ratio (as defined below) shall be less than: (i) 1.50:1, for each fiscal quarter during Guarantor One's fiscal year ended January 31, 2000, (ii) 1.75:1.00 for each fiscal quarter during Guarantor One's fiscal year ending January 31, 2001 or (iii) 1.85:1.00 for each fiscal quarter of Guarantor One thereafter.

        The tests described in this Section 6.13 shall be measured quarterly, at the end of each fiscal quarter of Guarantor One, on a consolidated basis, for Guarantor One and its consolidated Subsidiaries. In addition thereto:

               (a) "NET WORTH" shall mean total shareholder's equity, as determined in accordance with GAAP; and

               (b)  "FIXED CHARGE COVERAGE RATIO" shall mean the ratio which:
(i) the net income of Guarantor One and its consolidated Subsidiaries, determined without regard to any extraordinary gains or losses, plus the following, to the extent included in the computation thereof, taxes, interest expense, depreciation and amortization and rent/operating lease expenses, determined on a rolling four (4) quarters' basis, bears to (ii) the sum of interest expense of Guarantor One and its consolidated Subsidiaries, plus the current maturities of long-term debt (including capital leases) of Guarantor One and its consolidated Subsidiaries plus cash paid for rent/operating leases of Guarantor One and its consolidated Subsidiaries, each for the same four fiscal quarters.

               An example computation of each such test is set forth on Exhibit D attached hereto.

        7. REMEDIES. Upon the occurrence or existence of any Event of Default, or at any time thereafter, without prejudice to the rights of Lender to enforce its claims against each Guarantor and Borrower for damages for failure by Guarantors and Borrower to fulfill any of their obligations hereunder, subject only to prior receipt by Lender of payment in full of all Obligations then outstanding in a form acceptable to Lender, Lender shall have all of the rights and remedies described in Sections 7.1 through 7.4, inclusive, and it may exercise any one, more, or all of such remedies, in its sole discretion, without thereby waiving any of the others.

        7.1. ACCELERATION OF THE OBLIGATIONS. Lender, at its option, may declare all of the Obligations (including but not limited to that portion thereof evidenced by the Term Notes) to be immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of nonpayment or any other notice required by law relative thereto, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding and, in connection therewith, if Lender so elects, by further written notice to Borrower, Lender may increase the rate of interest charged on each Term Note then outstanding for so long thereafter as Lender further shall elect to the Default Rate. Thereafter, Lender, at its option, may, but shall not be obligated to, accept less than the entire amount of Obligations due, if tendered, provided, however, that unless then agreed to in writing by Lender, no such acceptance shall or shall be deemed to constitute a waiver of any Event of Default or a reinstatement of any commitments of Lender hereunder.

        7.2. REMEDIES OF A SECURED PARTY. Lender shall thereupon have the rights and remedies of a secured party under the UCC in effect on the date thereof (regardless of whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, the right to take possession of any of the Collateral or the proceeds thereof, to sell or otherwise dispose of the same, to apply the proceeds therefrom to any of the Obligations in such order as Lender, in its sole discretion, may elect. Lender shall give Borrower and Guarantors written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is given to Borrower and Guarantors pursuant to
Section 8.9 at least ten (10) days before such disposition. Expenses of retaking, holding, insuring, preserving, protecting, preparing for sale or selling or the like with respect to the Collateral shall include, in any event, reasonable attorneys' fees and other legally recoverable collection expenses, all of which shall constitute Obligations.

        7.3. REPOSSESSION OF THE COLLATERAL. Lender may take the Collateral or any portion thereof into its possession, by such means (without breach of the peace) and through agents or otherwise as it may elect (and, in connection therewith, demand that Borrower and Guarantors assemble the Collateral at a place or places and in such manner as Lender shall prescribe), and sell, lease or otherwise dispose of the Collateral or any portion thereof in its then condition or following any commercially reasonable preparation or processing, which disposition may be by public or private proceedings, by one or more contracts, as a unit or in parcels, at any time and place and on any terms, so long as the same are commercially reasonable. To facilitate the foregoing, Borrower and Guarantors agree to make available to Lender the Distribution Center or any other premises then owned or leased by Borrower or a Guarantor on which any Collateral then may be situated for such purposes, without charge or undue delay, and on such terms as Lender then may reasonably request (including, without limitation, if Lender so requests, the temporary or permanent vacation by Borrower or a Guarantor of any leased premises).

        7.4. OTHER REMEDIES. Unless and except to the extent expressly provided for to the contrary herein, the rights of Lender specified herein shall be in addition to, and not in limitation of, Lender's rights under the UCC, as amended from time to time, or any other statute or rule of law or equity, or under any other provision of any of the Loan Documents, or under the provisions of any other document, instrument or other writing executed by Borrower, a Guarantor or any third party in favor of Lender, all of which may be exercised successively or concurrently.

        7.5. NOTICE TO GUARANTORS. Lender shall send to each Guarantor in the manner provided in Section 8.9 a copy of any written notice of the occurrence of an Event of Default which it sends to Borrower.

        8.  MISCELLANEOUS.

        8.1. WAIVER. Each and every right granted to Lender under this Agreement, or any of the other Loan Documents, or any other document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. No waiver by Lender of any Default Condition or Event of Default shall constitute a waiver of any subsequent Default Condition or Event of Default.

        8.2. GOVERNING LAW. THIS AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE TERM NOTES AND THE OTHER LOAN DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

        8.3. SURVIVAL. All representations, warranties and covenants made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement and such other Loan Documents. On the Closing Date, each Guarantor and Borrower shall be deemed to have restated, renewed and reaffirmed as of each such date all of such representations, warranties and covenants. The terms and provisions of this Agreement shall continue in full force and effect, notwithstanding the payment of the Term Notes, until all of the Obligations have been paid in full and Lender has terminated this Agreement in writing.

        8.4. NO ASSIGNMENT BY EITHER GUARANTOR OR BORROWER; LENDER MAY ASSIGN. No assignment hereof shall be made by either Guarantor or Borrower without the prior written consent of Lender. Lender may assign, or sell participations in, its right, title and interest herein and in the Loan Documents at any time hereafter without notice to or consent of either Guarantor or Borrower to any Participant having at least Fifty Million Dollars ($50,000,000) in assets and with the written consent of Guarantors and Borrower, to any Participant. Upon any assignment by Lender, the assignee shall be entitled to all the rights, powers, privileges and remedies of Lender to the extent assigned, and the obligations of each Guarantor or Borrower shall not be subject, as against any such assignee, to any defense, set-off or counterclaim available to Guarantor or Borrower against Lender and any such defense, set-off or counterclaim may be asserted only against Lender.

        8.5. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

        8.6. REIMBURSEMENT. Guarantors and Borrower, jointly and severally, agree to reimburse Lender for its out-of-pocket expenses, actually incurred, including, without limitation, the reasonable fees and disbursements of its legal counsel (including a reasonable allocation of the costs, compensation and expenses of internal counsel), incurred in connection with the preparation of the Loan Documents and any and all other documents, notes, and agreements pursuant hereto, including the furnishing of any opinions which may be requested of such counsel by the Lender on questions incident to this transaction, which costs, exclusive of survey, title insurance and appraisal costs, are not expected to exceed $20,000. Guarantors and Borrower will pay all expenses incurred by Guarantors and Borrower in this transaction. If any taxes, fees or other costs shall be payable on account of the execution, issuance, delivery or recording of any of the Loan Documents, by reason of any existing or hereafter enacted federal or state statute, Guarantors and Borrower, jointly and severally, agree to pay all such taxes (other than taxes imposed on or measured by Lender's net income), fees or other costs, including any applicable interest and penalty, and to indemnify and hold Lender harmless from and against liability in connection therewith. If any attorney (including, without limitation, internal counsel) is engaged (a) to collect the Obligations, whether or not legal proceedings are thereafter instituted by Lender, (b) to represent Lender in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Agreement or any of the other Loan Documents, (c) to protect the lien of the Mortgage or any of the other Loan Documents, (d) to represent Lender in any other proceedings whatsoever in connection with this Agreement, the Mortgages or any other Loan Documents, including, without limitation, post judgment proceedings to enforce any judgment related to the Loan Documents, or (e) in connection with seeking of an out-of-court workout or settlement of any of the foregoing, then Guarantors and Borrower, jointly and severally, agree to pay to Lender all costs, attorneys' fees and expenses in connection therewith (including a reasonable allocation of the costs, compensation and expenses of internal counsel), in addition to all other amounts due hereunder. This provision is separate and several and shall survive the merger of this provision into any judgment.

        8.7. SUCCESSORS AND ASSIGNS. This Agreement and every Loan Document shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto and thereto. The foregoing shall expressly include, without limitation, in the case of Lender, any Participant.

        8.8. SEVERABILITY. If any provision of this Agreement or of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of such Loan Documents and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

        8.9. NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when personally delivered or deposited in the mail, registered or certified mail, postage prepaid, or delivered by overnight courier, addressed as follows or to such other address as may be designated hereafter in writing by the respective parties hereto (which, in the case of Lender, may include the name and address of each Participant):

Guarantor or Borrower:

The Gymboree Corporation
700 Airport Boulevard
Suite 200
Burlingame, California 94010
Attn:   President

With a copy to:

Bartko, Zenkel, Tarrant & Miller
Attorneys at Law
900 Front Street
Suite 300
San Francisco, California  94111
Attn:   Thomas E. Cooper, Esq.

Lender:

Transamerica Business Credit Corporation
Two Ravinia Drive, Suite 700
Atlanta, Georgia  30346
Attn:  Region Credit Manager

except in cases where it is expressly provided herein or by applicable law that such notice, demand to request is not effective until received by the party to whom it is addressed.

        8.10. ENTIRE AGREEMENT - AMENDMENT. This Agreement, together with the Term Notes and the other Loan Documents, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes any agreement or understanding, oral or written, heretofore made in regard thereto. Neither this Agreement, the Term Notes nor any other Loan Document may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the party against whom enforcement is sought.

        8.11. TIME OF THE ESSENCE. Time is of the essence in this Agreement, the Term Notes and the other Loan Documents.

        8.12. INTERPRETATION. No provision of this Agreement or any Loan Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

        8.13. LENDER NOT A JOINT VENTURER. Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby (including the Loan Documents) shall in any respect be interpreted, deemed or construed as making Lender a partner or joint venturer with either Guarantor or Borrower or as creating any similar relationship or entity, and Guarantors and Borrower each agree that they will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving Lender and either Guarantor or Borrower.

        8.14. JURISDICTION. GUARANTORS AND BORROWER AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE TERM NOTES OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS, CHICAGO DIVISION, ALL AS LENDER MAY ELECT. BY EXECUTION OF THIS AGREEMENT, EACH GUARANTOR AND BORROWER HEREBY SUBMITS TO EACH SUCH JURISDICTION, HEREBY EXPRESSLY WAIVING WHATEVER RIGHTS MAY CORRESPOND TO IT BY REASON OF ITS PRESENT OR FUTURE DOMICILE AND CONSENTS TO SERVICE OF PROCESS BY WRITTEN NOTICE GIVEN IN THE MANNER SPECIFIED FOR THE GIVING OF NOTICES IN SECTION 8.9 ABOVE; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EITHER GUARANTOR OR BORROWER IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED OR REQUIRED BY LAW. EACH OF LENDER, EACH GUARANTOR AND BORROWER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH PROCEEDING. EACH GUARANTOR AND BORROWER FURTHER AGREES THAT LENDER SHALL NOT BE LIABLE TO IT FOR CONSEQUENTIAL OR SPECIAL DAMAGES ARISING FROM BREACH OF CONTRACT, TORT OR OTHER WRONG OR CLAIM RELATING TO THE ESTABLISHMENT, ADMINISTRATION OR COLLECTION OF ANY OBLIGATIONS OR ANY LOAN DOCUMENT OR ANY ACTION (OR INACTION) BY LENDER THEREUNDER.

        8.15. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Term Notes shall be stated to be due on a Saturday, Sunday or a public holiday under the laws of the State of Georgia or the State of Illinois, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Term Notes.

        8.16. WAIVER OF RIGHTS. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, EACH GUARANTOR AND BORROWER HEREBY WAIVES ANY AND ALL RIGHTS, IF ANY, WHICH EITHER GUARANTOR AND BORROWER OTHERWISE HAS OR MAY HAVE UNDER AND BY VIRTUE OF ANY LAW, WITH RESPECT TO THE RIGHT OF EITHER GUARANTOR OR BORROWER TO NOTICE AND TO A JUDICIAL OR ADMINISTRATIVE HEARING PRIOR TO SEIZURE OF ANY COLLATERAL BY LENDER.

        8.17. CURE OF DEFAULTS BY LENDER. If, hereafter, either Guarantor or Borrower defaults in the performance of any duty or obligation to Lender hereunder, Lender may, at its option, but without obligation, cure such default and any costs, fees and expenses incurred by Lender in connection therewith including, without limitation, for the purchase of insurance, the payment of taxes and the removal or settlement of liens and claims, shall constitute Obligations, be payable on demand and bear interest until paid at the Default Rate applicable to the Term Note with the then highest contract rate.

        8.18. RECITALS. All recitals contained herein are hereby incorporated by reference into this Agreement and made part thereof.

        8.19. ATTORNEY-IN-FACT. Each Guarantor and Borrower hereby designates, appoints and empowers Lender irrevocably to act as its attorney-in-fact, at such Guarantor's and Borrower's cost and expense, to do in the name of such Guarantor and Borrower any and all actions which Lender may deem necessary or advisable to carry out the terms hereof, upon the failure, refusal or inability of such Guarantor or Borrower to do so, and each Guarantor and Borrower hereby, jointly and severally, agrees to indemnify and hold Lender harmless from any costs, damages, expenses or liabilities arising against or incurred by Lender in connection therewith.

        8.20. SOLE BENEFIT. The rights and benefits set forth in this Agreement and in all the other Loan Documents are for the sole and exclusive benefit of Lender, its Participants (if any), each Guarantor and Borrower and may be relied upon only by them.

        8.21. REMEDIES. UNLESS EXPRESSLY PROVIDED TO THE CONTRARY, LENDER MAY ENFORCE ITS RIGHTS UNDER THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS WITHOUT RESORT TO PRIOR JUDICIAL PROCESS OR JUDICIAL HEARING, AND EACH GUARANTOR AND BORROWER EXPRESSLY WAIVES, RENOUNCES AND KNOWINGLY RELINQUISHES ANY LEGAL RIGHT WHICH MIGHT OTHERWISE REQUIRE LENDER TO ENFORCE ITS RIGHTS BY JUDICIAL PROCESS. IN SO PROVIDING FOR A NON-JUDICIAL REMEDY, EACH GUARANTOR AND BORROWER RECOGNIZES AND CONCEDES THAT SUCH A REMEDY IS CONSISTENT WITH THE USAGE OF THE TRADE, IS RESPONSIVE TO COMMERCIAL NECESSITY AND IS THE RESULT OF BARGAINING AT ARM'S LENGTH. NOTHING IN THIS AGREEMENT IS

INTENDED TO PREVENT EITHER GUARANTOR, BORROWER OR LENDER FROM RESORTING TO JUDICIAL PROCESS AT ANY PARTY'S OPTION.

        8.22. INDEMNITY. Without limiting any provisions of Sections 5.10 or 8.6, Guarantors and Borrower, jointly and severally, agree to save, indemnify and hold harmless Lender from and against any and all debts, liabilities, obligations, damages, costs, expenses or other claims incurred by Lender as a result of its entry into, and performance under, this Agreement or any other Loan Documents, including, without limitation, with respect to the claims of any broker or other intermediary, other than any of the foregoing resulting directly from Lender's gross negligence or willful misconduct.

        8.23. ACCEPTANCE. THIS AGREEMENT, TOGETHER WITH THE TERM NOTES AND ALL OTHER LOAN DOCUMENTS, SHALL NOT BECOME EFFECTIVE UNLESS AND UNTIL (I) DULY EXECUTED BY EACH GUARANTOR AND BORROWER, (II) DELIVERED TO LENDER FOR ACCEPTANCE IN CHICAGO, ILLINOIS, (III) ACCEPTED BY LENDER IN CHICAGO, ILLINOIS AND (IV) DULY EXECUTED BY LENDER, AS APPROPRIATE, IN CHICAGO, ILLINOIS. THE DISBURSEMENT OF THE PROCEEDS OF THE TERM LOANS BY LENDER SHALL BE EVIDENCE THAT THE FOREGOING CONDITIONS HAVE BEEN FULFILLED.

        9. CONDITIONS PRECEDENT. Unless waived in writing by Lender at or prior to the execution and delivery of this Agreement, the conditions set forth below shall constitute express conditions precedent to any obligation of Lender hereunder:

               (a) NO INJUNCTION; ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement, or the consummation of the transactions contemplated hereby, or which Lender determines would make it inadvisable to consummate the transactions contemplated hereby.

               (b) NO DEFAULT. Lender shall have determined that no Default Condition or Event of Default shall have occurred and be continuing.

               (c) COMPLIANCE WITH LAWS GENERALLY; ENVIRONMENTAL LAW COMPLIANCE. Lender shall be satisfied in all respects that Borrower and Guarantors are in material compliance with all applicable federal, state and local laws and regulations, including particularly, but without limitation, all Environmental Laws.

               (d) MATERIAL AGREEMENTS. Lender shall have reviewed all of Borrower's and Guarantors' Material Agreements, and all of the foregoing shall be satisfactory to Lender.

               (e) LITIGATION. Lender shall have reviewed all existing litigation, injunctions and proceedings, if any, pending or threatened against Borrower and Guarantors and the results of such review shall be satisfactory to Lender.

               (f) NO MATERIAL ADVERSE CHANGE. Lender shall determine that no Material Adverse Change has occurred. Without limitation of the foregoing, Guarantor One's loss for its third quarter of its fiscal year ending January 31, 1999 shall not exceed $.03 per share.

               (g) DOCUMENTATION. Lender shall have received the following documents, each to be in form and substance satisfactory to Lender and its counsel, and duly executed and delivered by the party or parties thereto:

        (1) LOAN DOCUMENTS. This Agreement and all other Loan Documents to be executed and delivered by Borrower and Guarantors hereunder and under the Loan Documents on the Closing Date, to the extent not otherwise specified below;

        (2) INSURANCE CERTIFICATES. Receipt by Lender of a certificate from Borrower's insurer (or an authorized agent thereof) respecting all insurance required hereunder, together with copies of all insurance policies evidencing such insurance in each case in form and substance acceptable to Lender.

        (3) AUTHORIZED OFFICER CERTIFICATES. Receipt by Lender of certificates from Authorized Officers of Borrower and Guarantors, certifying as to their respective partnership agreements or certificates or articles of incorporation and bylaws, as applicable, and authority to consummate the transactions contemplated hereby;

        (4) TERM NOTES. Receipt by Lender of Term Notes in an aggregate principal amount equal to the aggregate principal amount of the Term Loans;

        (5) FINANCING STATEMENTS. Copies of all filing receipts or acknowledgments issued by any Governmental Authority to evidence any filing or recordation necessary to perfect the security interests of Lender in all Collateral and evidence in a form acceptable to Lender that such security interests constitute value and perfected first priority security interests in Lender's favor;

        (6) APPRAISAL. An appraisal, performed at Borrower's expense, of the Real Estate Collateral, by a nationally recognized independent appraiser selected by Borrower, but acceptable to Lender, using a methodology of appraisal which is acceptable to Lender.

        (7) ENVIRONMENTAL ASSESSMENT. As environmental regulatory review for the Real Estate Collateral, prepared at Borrowers' expense, by independent environmental experts selected by Lender, together with, if Lender shall so request in its sole discretion, based on the results of such environmental regulatory review, "Phase 1" environmental audits and such additional environmental testing as Lender shall so require with respect to the Real Estate Collateral, performed at Borrower's expense by independent environmental experts selected by Lender (which conditions Lender acknowledges have been satisfied);

        (8) SURVEY. A current "as-built" boundary survey for the Real Estate Collateral together with a surveyor's certificate prepared at Borrower's expense from a registered land surveyor;

        (9) MORTGAGE. A deed of trust, mortgage, deed to secure debt or other, similar instrument pursuant to which Borrower shall convey to Lender or to a trustee for the benefit of Lender the entirety of its right, title and interest in and to the Real Estate Collateral.

        (10) MORTGAGEE'S TITLE INSURANCE POLICIES. A mortgagee's title insurance policy, issued, at Borrower's expense, by a title insurer selected by Borrower, but acceptable to Lender insuring Lender's security interest in the Real Estate Collateral in such amount, and containing only such conditions, limitations and exception as shall be acceptable to Lender;

        (11) EVIDENCE OF INSURANCE. Evidence that the Distribution Center is covered by the insurance required under Section 5.6 and in the other Loan Documents and as otherwise may be reasonably required by Lender in connection with the disbursement of the Term Loans; and

        (12) OTHER DOCUMENTS. Such other document, instruments, agreements and certificates as Lender shall require.


        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and Borrower has caused its seal to be affixed hereto, all as of the day and year first above written.


                                   "LENDER"

                                   TRANSAMERICA BUSINESS CREDIT CORPORATION


                                   By:
                                      ----------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                            ----------------------------------

                                   "GUARANTOR ONE"

                                   THE GYMBOREE CORPORATION              (SEAL)



                                   By:         /s/ GARY WHITE
                                      ------------------------------------------
                                         Name:   Gary White
                                         Title:     President

                                   Attest:
                                          --------------------------------------
                                      Name:
                                     Title:



                                   "GUARANTOR TWO"

                                   GYMBOREE MANUFACTURING, INC.          (SEAL)



                                   By:        /s/ GARY WHITE
                                      ------------------------------------------
                                         Name:   Gary White
                                         Title:     President

                                   Attest:
                                          --------------------------------------
                                      Name:
                                     Title:

                                   "BORROWER"

                                   GYMBOREE LOGISTICS                    (SEAL)
                                     PARTNERSHIP

                                   By: Gymboree Retail Stores, Inc., Partner


                                     By:      /s/ GARY WHITE
                                        ----------------------------------------
                                                Gary White
                                                Partner


                                   By:  The Gymboree Stores, Inc., Partner


                                   By:        /s/ GARY WHITE
                                      ------------------------------------------
                                      Gary White
                                      President

                                    EXHIBIT A


                             Permitted Encumbrances


1. In regard to the Real Estate Collateral, those matters identified as "Permitted Encumbrances" in the Mortgage.

2. Financing Statement No. 9827360784 and 9827360789 filed September 25, 1998 with the Secretary of State of California covering one new 1998 Marathon Horizontal Bailer (S/N 108648), one used Komatsu Model FG25ST-3 Forklift (S/N FG25ST-8) and proceeds of such collateral.

                                    EXHIBIT B


                                  Subsidiaries


Detail Not Required.

                                    EXHIBIT C


                                   Litigation


Detail Not Required.

                                    EXHIBIT D


                           Financial Test Computations


Detail Not Required.